UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2019

PIER 1 IMPORTS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-07832	75-1729843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Pier 1 Place Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 817-252-8000

                            N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Executive Vice President and Chief Financial Officer and Principal Financial Officer of the Company, Nancy A. Walsh:

Nancy A. Walsh, Executive Vice President and Chief Financial Officer and Principal Financial Officer of Pier 1 Imports, Inc. (the “Company”), is leaving the Company effective April 17, 2019. As of the date of this Current Report on Form 8-K, the Company and Ms. Walsh had not yet finalized the terms of her separation from service with the Company. Ms. Walsh’s departure was not related to a disagreement with the Company over any of its financial disclosures, accounting policies or practices, or operations.

Appointment of Interim Principal Financial Officer of the Company, Darla D. Ramirez:

Effective April 17, 2019, Darla D. Ramirez, age 57, Vice President and Controller of the Company’s operating subsidiaries and the Company’s Principal Accounting Officer, has been appointed Interim Principal Financial Officer of the Company. Ms. Ramirez has served as the Company’s Principal Accounting Officer since January 2011. From October 4, 2017 through January 24, 2018, she also served as Interim Chief Financial Officer of the Company.

The selection of Ms. Ramirez to serve as Interim Principal Financial Officer of the Company was not pursuant to any agreement or understanding between her and any other person.  There are no transactions between the Company and Ms. Ramirez that would be reportable under Item 404(a) of SEC Regulation S.K.  In addition, the Company has determined that there are no family relationships between Ms. Ramirez and any director or executive officer of the Company.

Item 7.01 Regulation FD Disclosure.

On April 17, 2019, the Company issued a press release announcing the management changes described in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall press release, or any of the information contained therein, be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events.

Effective April 17, 2019, Deborah Rieger-Paganis has been appointed Interim Chief Financial Officer of the Company. Ms. Rieger-Paganis, age 63, is employed as a managing director of AlixPartners, LLP, a global consulting firm, and will continue in that capacity while serving as Interim Chief Financial Officer of the Company.  In her capacity as a managing director at AlixPartners, Ms. Rieger-Paganis has worked closely with the Company’s leadership team in a consulting capacity.  Ms. Rieger-Paganis has more than 30 years of experience leading and improving retail companies’ finance organizations and business operations, including her 17 years at AlixPartners, where she has served as both an advisor and an interim chief financial officer to a range of companies.

On April 17, 2019, the Company entered into an agreement for the provision of interim management services (the “APS Agreement”) with AP Services, LLC (“APS”), pursuant to which Ms. Rieger-Paganis will serve as Interim Chief Financial Officer of the Company. The APS Agreement provides that APS will make Ms. Rieger-Paganis available to serve as Interim Chief Financial Officer of the Company and the Company will pay APS $50,000 per week, plus reasonable out-of-pocket expenses, for Ms. Rieger-Paganis’ services. The APS Agreement also provides for the indemnification of APS and its affiliates and its and their partners, directors, officers, employees and agents, including Ms. Rieger-Paganis, from and against all claims, liabilities, losses, expenses and damages arising out of or in connection with the engagement of APS contemplated by the APS Agreement.  In addition, pursuant to the APS Agreement, Ms. Rieger-Paganis is to receive the benefit of the most favorable indemnification provisions provided by the Company to its directors, officers and any equivalently placed employees and is required to be included under the Company’s policy for liability insurance covering the Company’s directors, officers and any equivalently placed employees.  Ms. Rieger-Paganis will not receive any compensation directly from the Company and is expected to continue to be employed and compensated by APS during the term of her service as Interim Chief Financial Officer.

2

AlixPartners, LLP (“AlixPartners”), an affiliate of APS, and the Company are parties to a letter agreement, dated January 14, 2019 and the addendums thereto (collectively, the “AlixPartners Consulting Agreement”), pursuant to which AlixPartners provides financial and operational consulting services to the Company on a per project basis, including the areas of liquidity management, treasury advice, revenue, margin and inventory analysis, identification of cost-cutting opportunities, promotion optimization, store footprint optimization and other financial and operational advice.  The Company has paid and continues to pay AlixPartners for the services provided to the Company under the AlixPartners Consulting Agreement. It is expected that AlixPartners will continue to provide the Company with financial and operational consulting services on a per project basis for the immediate future.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release issued by Pier 1 Imports, Inc. on April 17, 2019

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date:	April 17, 2019	By:	/s/ Robert E. Bostrom
Robert E. Bostrom, Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary

4